Exhibit 99.1

Harvard Bioscience Announces Second Quarter 2022 Financial Results

HOLLISTON, Mass., August 3, 2022 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the second quarter ended June 30, 2022.

Jim Green, Chairman and CEO, said, "Our second quarter revenues were essentially flat compared to the prior year quarter as growth in our cellular/molecular product revenues were offset by reductions in pre-clinical revenues and an unfavorable foreign currency impact. Adjusted operating income for Q2 was lower than prior year due primarily to incremental investments in R&D and increased marketing expenses. Gross margin improved to 58% from 57%. On a GAAP basis, operating income for Q2 includes a $4.9 million benefit recorded associated with resolution of litigation related to a former subsidiary. Cash payments by the company associated with the settlement of the litigation were completed in Q2.”

Green continued, “Subsequent to Q2, we completed identification of non-strategic products to discontinue, with shipments for affected products expected to cease in the next few quarters. This portfolio optimization and other cost actions taken is expected to result in a reduction of approximately 5% of the global workforce.  We expect these changes to support our strategic long-term growth targets, and to underpin our targets for gross margin and operating margin expansion.

Green concluded, “Looking at the full year 2022, considering significant currency impacts, volatility in Europe and continued Covid related impacts in China, we are taking a more conservative view on revenue and expect 1-to-5% reported revenue growth and adjusted operating margin for the year of 13-to-14%.

Quarterly Financial Results Summary	Q2'22		Q2'21

Revenues	$ 29.2	million	$ 29.2	million

Operating Income (GAAP)	$ 4.0	million	$ 0.1	million
Adjusted Operating Income	$ 3.1	million	$ 4.3	million
Operating Margin (GAAP)	13.7%		0.2%
Adjusted Operating Margin	10.5%		14.6%

Diluted Income (Loss) Per Share (GAAP)	$ 0.06		$ (0.01)
Diluted Adjusted Earnings Per Share	$ 0.05		$ 0.06

Net Debt*	$ 45.2	million	$ 38.2	million

* Debt outstanding less cash and cash equivalents

For more details on Q2 2022 performance, a slide presentation that will be referenced during the webcast referenced below will be posted to our Investor Relations website shortly before the webcast begins.

Please refer to the exhibits below for a reconciliation of certain non-GAAP to GAAP financial measures, including operating income, net income and loss, diluted earnings per share and adjusted EBITDA. Please see “Use of Non-GAAP Financial Information” for additional information regarding our use of such adjusted financial information.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time.

Participants who want to join the call and ask a question must register here (https://protect-us.mimecast.com/s/TLXrCVO00AhmZ7pHGsNpS?domain=register.vevent.com). Once registered, you will receive the dial-in numbers and a unique PIN number.

Participants who want to join the audio-only webcast should go to our events and presentations on the investor website here (https://protect-us.mimecast.com/s/A_eECW6jjLuZ42nSxJXTS?domain=investor.harvardbioscience.com).

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as amortization of intangibles related to acquisitions, costs related to acquisition, disposition and integration initiatives, impairment charges, severance, restructuring and other business transformation expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Any non-GAAP financial statement information included herein are accompanied by a reconciliation to the nearest corresponding GAAP measure which are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental research, discovery, and pre-clinical testing for drug development. Our customers range from renowned academic institutions and government laboratories, to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in North America, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, industry outlook, the impact of the COVID-19 pandemic and related supply chain disruptions on the Company’s business, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in our other filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein may cause the Company's actual results to differ materially from those in the forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please contact Michael A. Rossi, Chief Financial Officer at (508) 893-8999

Exhibit 1

HARVARD BIOSCIENCE, INC.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Revenues	$29,208	$29,197	$57,986	$56,186
Cost of revenues	12,571	12,844	25,172	24,402
Gross profit	16,637	16,353	32,814	31,784

Operating expenses:
Sales and marketing expenses	6,587	5,730	13,274	11,116
General and administrative expenses	5,981	6,399	12,306	12,732
Research and development expenses	3,497	2,701	6,717	5,188
Amortization of intangible assets	1,454	1,465	2,920	2,929
Settlement of litigation, net	(4,880)	-	311	-
Total operating expenses	12,639	16,295	35,528	31,965

Operating income (loss)	3,998	58	(2,714)	(181)

Other (expense) income:
Interest expense	(515)	(377)	(899)	(788)
Other (expense) income, net	(62)	(313)	16	(347)
Total other expense	(577)	(690)	(883)	(1,135)

Income (loss) before income taxes	3,421	(632)	(3,597)	(1,316)
Income tax expense (benefit)	986	(222)	848	(237)
Net income (loss)	$2,435	$(410)	$(4,445)	$(1,079)

Income (loss) per common share:
Basic	$0.06	$(0.01)	$(0.11)	$(0.03)
Diluted	$0.06	$(0.01)	$(0.11)	$(0.03)
Weighted-average common shares:
Basic	41,304	40,152	41,256	39,960
Diluted	42,561	40,152	41,256	39,960

Exhibit 2

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$4,259	$7,821
Accounts receivables	17,847	21,834
Inventories	29,336	27,587
Other current assets	5,056	4,341
Total current assets	56,498	61,583
Property, plant and equipment	3,394	3,415
Goodwill and other intangibles	80,451	85,074
Other long-term assets	14,930	12,272
Total assets	$155,273	$162,344

Liabilities and Stockholders' Equity
Current portion, long-term debt	$2,720	$3,235
Other current liabilities	20,634	22,081
Total current liabilities	23,354	25,316
Long-term debt, net	45,764	45,095
Other long-term liabilities	8,651	8,532
Stockholders’ equity	77,504	83,401
Total liabilities and stockholders’ equity	$155,273	$162,344

Exhibit 3

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended
	June 30, 2022	June 30, 2021
Cash flows from operating activities:
Net loss	$(4,445)	$(1,079)
Adjustments to operating cash flows	3,220	5,789
Changes in operating assets and liabilities	(951)	(2,905)
Net cash (used in) provided by operating activities	(2,176)	1,805

Cash flows from investing activities:
Additions to property, plant and equipment	(913)	(357)
Additions to intangible assets	-	(150)
Net cash used in investing activities	(913)	(507)

Cash flows from financing activities:
Borrowing from revolving line of credit	5,300	-
Repayment of revolving line of credit	(3,600)	(4,000)
Repayment of term debt	(1,686)	(1,000)
Payments of debt issuance costs	-	(102)
Proceeds from exercise of stock options and stock purchases	282	2,759
Taxes related to net share settlement of equity awards	(780)	(990)
Net cash used in financing activities	(484)	(3,333)

Effect of exchange rate changes on cash	11	(45)
Decrease in cash and cash equivalents	(3,562)	(2,080)
Cash and cash equivalents at the beginning of period	7,821	8,317
Cash and cash equivalents at the end of period	$4,259	$6,237

Exhibit 4

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Three Months Ended June 30, 2022

(in thousands, except per share data)

				Settlement,
		Stock-Based	Acquired Assets	Restructuring,	Income
Statement of Operations	GAAP	Compensation	Amortization	Transformation	Taxes	ADJUSTED

Revenues	$29,208	-	-	-	-	$29,208
Cost of revenues	12,571	(52)	(9)	(82)	-	12,428
Gross profit	16,637	52	9	82	-	16,780

Gross Margin	57.0%					57.5%

Operating expenses:
Sales and marketing expenses	6,587	(192)	(1)	(255)	-	6,139
General and administrative expenses	5,981	(923)	(15)	(825)	-	4,218
Research and development expenses	3,497	(72)	(9)	(50)	-	3,366
Amortization of intangible assets	1,454	-	(1,454)	-	-	-
Settlement of litigation, net	(4,880)	-	-	4,880	-	-
Total operating expenses	12,639	(1,187)	(1,479)	3,750	-	13,723

Operating Expenses - % of Revenues	43.3%					47.0%

Operating income (loss)	3,998	1,239	1,488	(3,668)	-	3,057

Operating Margin	13.7%					10.5%

Other expense:
Interest expense	(515)	-	-	-	-	(515)
Other expense, net	(62)	-	-	-	-	(62)
Total other expense	(577)	-	-	-	-	(577)

Income before income taxes	3,421	1,239	1,488	(3,668)	-	2,480
Income tax expense (benefit)	986	-	-	-	(517)	469
Net income (loss)	$2,435	$1,239	$1,488	$(3,668)	$517	$2,011

Income per share	$0.06					$0.05

Diluted weighted average common shares	41,304					42,561

Exhibit 4.1

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Three Months Ended June 30, 2021

(in thousands, except per share data)

		Stock-Based	Acquired Assets	Restructuring,	Income
Statement of Operations	GAAP	Compensation	Amortization	Transformation	Taxes	ADJUSTED

Revenues	$29,197	-	-	-	-	$29,197
Cost of revenues	12,844	(31)	(17)	(100)	-	12,696
Gross profit	16,353	31	17	100	-	16,501

Gross Margin	56.0%					56.5%

Operating expenses:
Sales and marketing expenses	5,730	(131)	(2)	(73)	-	5,524
General and administrative expenses	6,399	(969)	(16)	(1,108)	-	4,306
Research and development expenses	2,701	(33)	(11)	(249)	-	2,408
Amortization of intangible assets	1,465	-	(1,465)	-	-	-
Total operating expenses	16,295	(1,133)	(1,494)	(1,430)	-	12,238

Operating Expenses - % of Revenues	55.8%					41.9%

Operating income	58	1,164	1,511	1,530	-	4,263

Operating Margin	0.2%					14.6%

Other expense:
Interest expense	(377)	-	-	-	-	(377)
Other expense, net	(313)	-	-	-	-	(313)
Total other expense	(690)	-	-	-	-	(690)

(Loss) income before income taxes	(632)	1,164	1,511	1,530	-	3,573
Income tax (benefit) expense	(222)	-	-	-	1,040	818
Net (loss) income	$(410)	$1,164	$1,511	$1,530	$(1,040)	$2,755

(Loss) income per share	$(0.01)					$0.06

Diluted weighted average common shares	40,152					43,425

Exhibit 4.2

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Six Months Ended June 30, 2022

(in thousands, except per share data)

				Settlement,
		Stock-Based	Acquired Assets	Restructuring,	Income
Statement of Operations	GAAP	Compensation	Amortization	Transformation	Taxes	ADJUSTED

Revenues	$57,986	-	-	-	-	$57,986
Cost of revenues	25,172	(88)	(20)	(157)	-	24,907
Gross profit	32,814	88	20	157	-	33,079

Gross Margin	56.6%					57.0%

Operating expenses:
Sales and marketing expenses	13,274	(346)	(3)	(370)	-	12,555
General and administrative expenses	12,306	(1,714)	(30)	(1,919)	-	8,643
Research and development expenses	6,717	(114)	(19)	(127)	-	6,457
Amortization of intangible assets	2,920	-	(2,920)	-	-	-
Settlement of litigation, net	311	-	-	(311)	-	-
Total operating expenses	35,528	(2,174)	(2,972)	(2,727)	-	27,655

Operating Expenses - % of Revenues	61.3%					47.7%

Operating (loss) income	(2,714)	2,262	2,992	2,884	-	5,424

Operating Margin	-4.7%					9.4%

Other (expense) income:
Interest expense	(899)	-	-	-	-	(899)
Other income, net	16	-	-	-	-	16
Total other expense	(883)	-	-	-	-	(883)

(Loss) income before income taxes	(3,597)	2,262	2,992	2,884	-	4,541
Income tax expense	848	-	-	-	165	1,013
Net (loss) income	$(4,445)	$2,262	$2,992	$2,884	$(165)	$3,528

(Loss) income per share	$(0.11)					$0.08

Diluted weighted average common shares	41,256					42,696

Exhibit 4.3

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Six Months Ended June 30, 2021

(in thousands, except per share data)

		Stock-Based	Acquired Assets	Restructuring,	Income
Statement of Operations	GAAP	Compensation	Amortization	Transformation	Taxes	ADJUSTED

Revenues	$56,186	-	-	-	-	$56,186
Cost of revenues	24,402	(51)	(36)	(153)	-	24,162
Gross profit	31,784	51	36	153	-	32,024

Gross Margin	56.6%					57.0%

Operating expenses:
Sales and marketing expenses	11,116	(224)	(4)	(114)	-	10,774
General and administrative expenses	12,732	(1,803)	(33)	(1,954)	-	8,942
Research and development expenses	5,188	(54)	(22)	(294)	-	4,818
Amortization of intangible assets	2,929	-	(2,929)	-	-	-
Total operating expenses	31,965	(2,081)	(2,988)	(2,362)	-	24,534

Operating Expenses - % of Revenues	56.9%					43.7%

Operating income	(181)	2,132	3,024	2,515	-	7,490

Operating Margin	-0.3%					13.3%

Other expense:
Interest expense	(788)	-	-	-	-	(788)
Other expense, net	(347)	-	-	-	-	(347)
Total other expense	(1,135)	-	-	-	-	(1,135)

(Loss) income before income taxes	(1,316)	2,132	3,024	2,515	-	6,355
Income tax (benefit) expense	(237)	-	-	-	1,784	1,547
Net (loss) income	$(1,079)	$2,132	$3,024	$2,515	$(1,784)	$4,808

(Loss) income per share	$(0.03)					$0.11

Diluted weighted average common shares	39,960					42,954

Exhibit 5

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Operating income	$3,998	$58	$(2,714)	$(181)
Stock-based compensation expense	1,239	1,164	2,262	2,132
Acquired asset amortization	1,488	1,511	2,992	3,024
Settlements, restructuring and transformation costs	(3,668)	1,530	2,884	2,515
Adjusted operating income	3,057	4,263	5,424	7,490
Depreciation expense	376	446	758	891
Adjusted EBITDA	$3,433	$4,709	$6,182	$8,381